UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan		48393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Rockwell Medical Technologies, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Rockwell Medical Technologies, Inc. (the “Company”) made grants of restricted stock under the Company’s Amended and Restated 2007 Long Term Incentive Plan (the “Plan”) for certain of the “named executive officers” listed in the 2012 annual meeting proxy statement, as follows:

Executive	Position	No. of Restricted Shares Granted
Robert Chioini	Chief Executive Officer	100,000
Thomas Klema	Chief Financial Officer	60,000
Dr. Ajay Gupta	Chief Scientific Officer	75,000

The restricted stock grants were made pursuant to a revised form of restricted stock agreement attached to this Report as Exhibit 10.46. The revised form of restricted stock agreement provides that, so long as the grantee remains employed by the Company, the restricted stock fully vests on the twenty-four-month anniversary of the grant date, or immediately upon a “change in control” (as defined in the Plan). The prior form of agreement provided for vesting in equal installments on the 18 month and 36 month anniversaries of the grant date. If the grantee’s employment is terminated for any reason prior to the restricted stock becoming fully vested, the grantee forfeits the restricted stock, unless otherwise determined by the Committee. The agreement also provides that restricted stock issued to the grantee may not be transferred by the grantee in any manner prior to vesting. Grantees otherwise have all rights of holders of common stock of the Company, including voting rights and the right to receive dividends, if any.

The above description of the form of restricted stock agreement does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the form of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.46 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit number	Exhibit Description

10.46	Form of Restricted Stock Award Agreement (Executive Version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 14, 2012	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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